Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Biesterfeld, Jr. and Ben G. Campbell, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of additional shares of common stock of C.H. Robinson Worldwide, Inc. pursuant to the 2013 Equity Incentive Plan, as amended and restated, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 8th day of August 2019, by the following persons:

Signature	Title

/s/ Robert C. Biesterfeld, Jr.	Chief Executive Officer and Director (Principal Executive Officer)
Robert C. Biesterfeld, Jr.

/s/ Scott S. Hagen	Interim Chief Financial Officer and Corporate Controller (Principal Financial and Accounting Officer)
Scott S. Hagen
/s/ Scott P. Anderson	Director
Scott P. Anderson
/s/ Wayne M. Fortun	Director
Wayne M. Fortun
/s/ Timothy C. Gokey	Director
Timothy C. Gokey
/s/ Mary J. Steele Guilfoile	Director
Mary J. Steele Guilfoile
/s/ Jodee Kozlak	Director
Jodee Kozlak
/s/ Brian P. Short	Director
Brian P. Short
/s/ James B. Stake	Director
James B. Stake
/s/ Paula Tolliver	Director
Paula Tolliver
/s/ John P. Wiehoff	Chairman of the Board
John P. Wiehoff